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                 NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
             INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

                          20,000,000 Shares Authorized
                                  COMMON STOCK
                                  No Par Value
                                                          CUSIP NO>  00757S 10 3



NUMBER                                                                    SHARES


                    ADVANCED REFRIGERATION TECHNOLOGIES, INC.

THIS CERTIFIES THAT


IS THE RECORD HOLDER OF


         Shares of ADVANCED REFRIGERATION TECHNOLOGIES, INC. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated:

    /s/  Clare C. Schrum                              /s/ Charles E. McEwan
              Secretary                                           President


  Countersigned & Registered:
  AMERICAN REGISTRAR & TRANSFER CO.
  P.O. Box 1798*Salt Lake City, UT 84110
  By_________________________________
     Registrar-Authorized Signature